EXHIBIT 4(j)

FORM OF POLICY RIDER (TRANSAMERICA INCOME EDGE)

[TRANSAMERICA INCOME EDGE] RIDER

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the policy to which it is attached. All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

The purpose of this guaranteed living benefit provided under this annuity rider is to provide security through a stream of income payments to the Owner. The guaranteed living benefit rider will terminate upon assignment or change in ownership of the policy unless the new assignee or Owner meets the qualifications specified in Article III on page 4 of this rider.

You may cancel this rider before midnight of the thirtieth calendar day after You receive it and no Rider Fees will be assessed. Upon cancellation, all Policy Value in the Stable Account will be transferred to the Money Market Subaccount available in Your policy.

RIDER DATA SPECIFICATION

*	The initial rider fee percentage is for the life of the rider, provided there are no automatic step-ups. When an automatic step-up occurs, the rider fee percentage will never be increased by more than [0.75%] greater than the initial rider fee percentage shown above. Therefore, the maximum rider fee percentage will never be greater than the initial rider fee percentage, plus [0.75%].

Guaranteed Lifetime Withdrawal Benefit: The withdrawal percentage is used to determine the Rider Withdrawal Amount as described in Article III of this rider. The withdrawal percentages are shown in the table below.

Withdrawal Percentage

ICC16 RGMB510616(IS)	(1)	(Income-Single)

ARTICLE I

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in Your policy.

Excess Withdrawal

The excess of a Gross Partial Withdrawal over the Rider Withdrawal Amount remaining prior to the withdrawal, if any.

Flexible Investment Options

A designated group of Investment Options identified by us to which You must allocate a portion of Your Premium Payments and Policy Value as shown in the Rider Data Specification section and as described in Article II. You will be notified if there are changes made to the Investment Options within the designated group.

Gross Partial Withdrawal

The amount which will be deducted from Your Policy Value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The fees charged for the benefits under this rider.

Rider Quarter

Each successive three-month period beginning on the rider date.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each Rider Year without causing an Excess Withdrawal under the terms of this rider and thus reducing the Withdrawal Base. This amount will change if the Withdrawal Base or Withdrawal Percentage changes.

Rider Year

Each twelve-month period following the rider date.

Stable Account

The Stable Account is a Fixed Account Option under Your policy, only available if You elect this rider, to which You must allocate a portion of Your Premium Payments and Policy Value shown in the Rider Data Specification section. Allocations applied to the Stable Account will be credited interest based on a fixed rate. The interest rates will be credited for increments of at least one year measured from each Premium Payment date and will automatically renew and remain in the Stable Account. These rates will never be less than the Guaranteed Minimum Effective Annual Interest Rate shown in the Rider Data Specification section. Withdrawals, Surrenders, or Transfers (upon termination) from the Stable Account will not be subject to an Excess Interest Adjustment.

Select Investment Options

A designated group of Investment Options identified by us to which You must allocate a portion of Your Premium Payments and Policy Value shown in the Rider Data Specification section and as described in Article II. You will be notified if there are changes made to the Investment Options within the designated group.

Withdrawal Base

The amount used to calculate the Rider Withdrawal Amount and the Rider Fee. This amount cannot be taken as a Surrender and is not payable as a death benefit.

ICC16 RGMB510616(IS)	(2)	(Income-Single)

ARTICLE II

REQUIRED ALLOCATIONS

If You elect this rider, a certain percentage of Your Policy Value on the rider date must be allocated to the Stable Account, the Select Investment Options and the Flexible Investment Options, as specified for premiums in the Required Allocations shown on page 1, in the Rider Data Specification section. Any transfers to and from the Select Investment Options and Flexible Investment Options will be validated using the prior day’s Policy Values to ensure compliance as specified for rebalancing in the Required Allocations shown on page 1, in the Rider Data Specification section, at the time of the request. Changes in Policy Values due to market movements on other dates will not be treated as a violation of the Required Allocations. After the rider date, the allocation of all Premium Payments made (and any Premium Enhancements, if applicable to Your policy) must also comply with the Required Allocations, so long as this rider is effective.

Transfers to and from the Stable Account are not permitted. Withdrawals from the Stable Account are not permitted until all other Investment Options are depleted of value. Withdrawals from the Flexible Investment Options and Select Investment Options will be deducted on a pro-rata basis. If You do not wish to maintain the Required Allocations shown on page 1, in the Rider Data Specification section, this rider must be terminated, subject to the restrictions and requirements as described in Article IV, prior to making any transfer.

Enrollment in Dollar Cost Averaging is not available while this rider is in effect.

REBALANCING

While this rider is effective, quarterly Rebalancing is required and will take place at the end of each successive Rider Quarter on the same date Your Rider Fee is deducted. If the day Rebalancing takes place is not a Market Day, the value of accumulation units redeemed or purchased due to Rebalancing will be determined as of the next Market Day. We will automatically transfer amounts among Subaccounts according to the most recent rebalancing allocation instructions on file that comply with the Required Allocations for Rebalancing as shown on page 1, in the Rider Data Specification section. On the rider date, Your rebalancing allocation instructions will be established by applying a ratio of Your current investment allocation instructions for new premium. Because the Stable Account is not included in the quarterly rebalancing process and whole percentages are required, it may be necessary for the company to make adjustments (positive or negative) to the calculated rebalance allocation percentages to accommodate for rounding to the nearest whole percent. Adjustments needed will be applied to the Select Investment Options and Flexible Investment Options individually to ensure the requirements for each designated group are met. Any adjustments will first be made to the Subaccount with the greatest percentage allocation. If more than one Subaccount has the greatest percentage allocation, the adjustment will be divided equally among those Subaccounts with the greatest percentage allocation. If the adjustment cannot be divided equally, we will make adjustments in alphabetical order to the Subaccount(s) with the greatest percentage allocation. You will be notified in writing of the calculated rebalance allocation percentages prior to the first quarter Rebalancing. You may request changes to Your rebalancing allocation instructions while this rider remains effective as long as they comply with the required rebalance allocations. Rebalancing will not cease upon the request of any transfer.

Please see the Appendix attached to this rider which illustrates the initial calculation of rebalancing allocation percentages as well as the rebalancing process.

RIDER FEE

The Rider Fee is deducted at the end of each successive Rider Quarter, on the same day of the month as the rider date. If a day does not exist in a given month, the first day of the following month will be used. If a Rider Fee is deducted from the Separate Account on a day which is not a Market Day, the value of accumulation units redeemed will be determined as of the next Market Day. The Rider Fee is calculated and stored at issue and at each subsequent Rider Quarter for the upcoming quarter. It will be deducted automatically from Flexible Investment Options and Select Investment Options, on a pro rata basis at the end of each Rider Quarter. After those Investment Options are depleted of value, the Rider Fee will be deducted from the Stable Account. The initial rider fee percentage is shown and the maximum rider fee percentage is described on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first Rider Year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. If this rider terminated prior to the end of a Rider Quarter, a portion of the Rider Fee will also be deducted based on the number of days that have elapsed since the end of the previous Rider Quarter.

The quarterly Rider Fee is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is Withdrawal Base;

2)	is rider fee percentage;

3)	is number of days in the Rider Quarter divided by the number of days within the applicable Rider Year.

ICC16 RGMB510616(IS)	(3)	(Income-Single)

ARTICLE II CONTINUED

The stored fee will be adjusted if the Withdrawal Base is adjusted during the Rider Quarter. The fee adjustments are calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the change in Withdrawal Base;

2)	is rider fee percentage;

3)	is number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

Please see the Appendix attached to this rider which illustrates how the Rider Fee is calculated.

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that You can receive up to the Rider Withdrawal Amount each Rider Year, regardless of the Policy Value, (first as withdrawals from Your Policy Value and, if necessary, as payments from us) until the Annuitant’s death. This rider requires the Annuitant to also be an Owner, except in the case of non-natural Owners. Such non-natural Owners must be established for the benefit of the Annuitant. Once this rider is issued the Annuitant cannot be changed, except when the underlying Individual Retirement Annuity (IRA) policy is transferred pursuant to a divorce. In the event of a divorce, this rider will continue provided the Annuitant remains an Owner.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value equals zero, You cannot make subsequent Premium Payments and all other policy features, benefits and guarantees are no longer available. Also, if the Policy Value equals zero and the rider remains inforce, we will, unless instructed otherwise, make payments using the current payment instructions on file with us equal to the Rider Withdrawal Amount divided by the frequency of payments. If the Annuitant has attained the minimum benefit age and a systematic payout option is not active at the time the Policy Value equals zero, a monthly payment will begin. If the minimum benefit age has not been attained, the monthly payment will begin on the Rider Anniversary following the attainment of the minimum benefit age. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed. Furthermore, any remaining Minimum Required Cash Value will be paid on the Annuitant’s death. We have the right to require satisfactory evidence a person is alive if payment is based on that person being alive.

While this rider is in-force, we will not invoke the Involuntary Cashout provision of the policy to which this rider is attached if this rider has a Withdrawal Base of $2,000 or greater.

WITHDRAWAL PERCENTAGE

The Withdrawal Percentage is used to calculate the Rider Withdrawal Amount. The percentage is determined using the number of Rider Years and the attained age (age at last birthday) of the Annuitant at the time of the first withdrawal of any amount from the Policy Value taken on or after the Rider Anniversary following the Annuitant’s attainment of the minimum benefit age. Once the Withdrawal Percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the Withdrawal Percentage will be reset based on using the number of Rider Years and the attained age of the Annuitant at the time of the automatic step-up. The Withdrawal Percentages are shown in the table in the Rider Data Specification section.

If the Annuitant is not yet the minimum benefit age on the rider date, the Withdrawal Percentage will be zero until the Rider Anniversary following the Annuitant’s birthday in which they attain the minimum benefit age. Withdrawals prior to age 59 1/2 may be subject to the IRS 10% early withdrawal penalty.

RIDER WITHDRAWAL AMOUNT

The Rider Withdrawal Amount will be equal to the greater of:

1)	The withdrawal percentage multiplied by the Withdrawal Base; or

2)	An amount equal to the minimum required distribution amount, if any. The minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the Annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

ICC16 RGMB510616(IS)	(4)	(Income-Single)

ARTICLE III CONTINUED

D)	the minimum required distributions are based on age of the living Annuitant. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current Rider Year. Amounts carried over from past Rider Years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a Rider Withdrawal Amount.

If You withdraw less than the Rider Withdrawal Amount in a Rider Year, the unused portion cannot be carried over to the next Rider Year.

Surrender charges may apply if Your Rider Withdrawal Amount exceeds Your surrender charge-free amount.

WITHDRAWAL BASE

The Withdrawal Base is used to calculate the Rider Withdrawal Amount and the Rider Fee. On the rider date, the Withdrawal Base is equal to the Policy Value (less any premium enhancements, if applicable to Your policy, if the rider is added in the first Policy Year). During any Rider Year, the Withdrawal Base is increased by subsequent Premium Payments (not including premium enhancements, if applicable to Your policy), and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Withdrawal Base will be set to the greater of:

1)	The current Withdrawal Base; or

2)	The Policy Value on the Rider Anniversary.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up if the Withdrawal Base is equal to the Policy Value on the Rider Anniversary. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The rider fee percentage and withdrawal percentage may be changed due to an automatic step-up. Beginning with the [first] Rider Anniversary, the rider fee percentage may be increased if there is an automatic step-up, but will not exceed the maximum rider fee percentage described in the Rider Data Specification section.

You have the right to reject an automatic step-up within [30] days following a Rider Anniversary, if the rider fee percentage increases. If You reject an automatic step-up, You must notify us in a manner which is acceptable to us, however You are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed upon rejection. Any increase in the rider fee percentage or withdrawal percentage will also be reversed.

WITHDRAWAL BASE ADJUSTMENTS

Gross Partial Withdrawals, taken in a Rider Year, less than or equal to the Rider Withdrawal Amount will not reduce the Withdrawal Base. Excess Withdrawals will reduce the Withdrawal Base by the Withdrawal Base Adjustment which may be more than the dollar amount of the Excess Withdrawal. The Withdrawal Base Adjustment is the greater of 1) and 2), where:

1)	is the Excess Withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the Excess Withdrawal amount;

B)	is the Withdrawal Base prior to the Excess Withdrawal; and

C)	is the Policy Value after the Rider Withdrawal Amount has been withdrawn, but prior to the withdrawal of the Excess Withdrawal amount.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the Annuitant being alive at the time of withdrawal and the amount of the benefit depends on the issue age of the Annuitant. Proof of survival and the issue age may be required by the Company.

ICC16 RGMB510616(IS)	(5)	(Income-Single)

ARTICLE III CONTINUED

If the Annuitant’s age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. If withdrawals under the provisions of this rider have already commenced and the misstatement caused the Rider Withdrawal Amount to be overstated, any withdrawal in excess of the correct Rider Withdrawal Amount will be considered an Excess Withdrawal and will impact the Withdrawal Base and Rider Withdrawal Amount. If overpayments occurred when the sum of the accumulated values in all the Investment Options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

However, if this rider would not have been issued had the age not been misstated, You will lose all of the benefits provided by this rider and any fees charged for this rider will be returned. Your current Policy Value will be re-allocated to Your current investment allocations for the Select Investment Options and Flexible Investment Options, if any, as of the date we are notified of the misstatement of age.

ARTICLE IV

CONTINUATION

In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is not the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues with the same rider values. In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is the Annuitant dies, this rider will terminate.

In the case of non-spousal joint Owners where an Owner who is not the Annuitant dies, the surviving Owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the Owner’s death and will be equal to the rider withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional Premium Payments will be accepted and no additional withdrawals will be paid.

ANNUITIZATION

On the maximum Annuity Commencement Date, as described in Your policy, You will have the option to receive lifetime income payments each year that are no less than Your Rider Withdrawal Amount.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	a change in ownership or assignment which violates the Owner and Annuitant relationship requirements as set forth in Article III;

3)	prior to Your Policy Value reaching zero, the date we receive, in Good Order, required information to process death claim for the Annuitant’s death;

4)	on or after Your Policy Value equals zero, and the Annuitant’s date of death;

5)	the date You elect to receive annuity payments under Your policy; and

6)	the date You notify us in writing of Your intention to terminate this rider (this date must be within [30] days after the [fifth] Rider Anniversary or any [fifth] Rider Anniversary thereafter).

Termination of the rider will result in the loss of all benefits provided by the rider. After termination, Rider Fees will no longer be assessed and rebalancing will be stopped. Upon termination, all Policy Value in the Stable Account will be transferred to the Money Market Subaccount available in Your policy and no additional Premium Payments will be allowed into the Stable Account.

REPORTS TO OWNER

We will give You a report at least once each Policy Year. Before You are eligible to receive the Rider Withdrawal Amount, the report will direct You to contact the Company for information regarding Your Rider Withdrawal Amount. After You are eligible for Your Rider Withdrawal Amount, this amount will be included in the report.

Signed for us at our home office.

ICC16 RGMB510616(IS)	(6)	(Income-Single)

APPENDIX

The following demonstrates, on a purely hypothetical basis, the rebalancing mechanics and quarterly fee calculations of this guaranteed lifetime withdrawal benefit. The investment restrictions, rider fee percentages, and withdrawal percentages for Your rider may vary from the percentages used below.

Rebalancing Examples

The following examples assume the initial premium allocations listed in the table below, which we assume satisfy the premium investment requirements.

	Initial Premium	Initial Premium
Investment Option Allocations:	Allocations	Allocation Percentages
Stable Account	$20,000	20%
Select Investment Option Fund A	$13,000	13%
Select Investment Option Fund B	$13,000	13%
Select Investment Option Fund C	$4,000	4%
Total Select Investment Options	$30,000	30%
Flexible Investment Option Fund A	$14,000	14%
Flexible Investment Option Fund B	$14,000	14%
Flexible Investment Option Fund C	$22,000	22%
Total Flexible Investment Options	$50,000	50%

Total Investments	$100,000	100%

Example 1: Calculation at rider issue for the rebalance allocations:

The Stable Account portion of the Policy Value is not included in the quarterly Rebalance, therefore the rebalancing allocation percentages are calculated by multiplying the initial premium allocation percentages for the Select Investment Options and Flexible Investment Options by a ratio. The ratio is calculated by taking 100%, divided by 100% less the Stable Account premium allocation percentage. The ratio for this example would be 100% / (100% - 20%) = 1.25.

			Unrounded
	Initial Premium	Initial Premium	Rebalancing
Investment Option Allocations:	Allocations	Percentages	Percentages
Stable Account	$20,000	20%	N/A
Total Select Investment Options	$30,000	30%	37.5%
Total Flexible Investment Options	$50,000	50%	62.5%

Total Investments	$100,000	100%	100.0%

Whole percentages are required for the rebalancing percentages and must sum up to equal 100%. To satisfy this requirement and ensure the rebalance allocation requirement is met for each of the investment options, the sum of the Select Investment Options rebalancing percentage is rounded to the nearest whole percent (hereafter referred to as Select Rebalance Total) but no less than the minimum allocation for rebalance. The Select Rebalance Total is deducted from 100% to get the total Flexible Investment Options rebalancing percentage (hereafter referred to as Flexible Rebalance Total). The Select Rebalance Total and Flexible Rebalance Total percentages are the end result which will be achieved by the quarterly Rebalance.

Table 1

	Unrounded	Rounded
	Rebalancing	Rebalancing
Investment Option Allocations:	Percentages	Percentages
Stable Account	N/A	N/A
Total Select Investment Options	37.5%	38%
Total Flexible Investment Options	62.5%	62%

Total Investments	100.0%	100%

ICC16 RGMB510616(IS)	(A-1)	(Income-Single)

APPENDIX

We apply the same ratio and rounding to each individual investment option chosen and sum up the total Select and total Flexible Investment Options separately. The totals are compared to Select Rebalance Total and Flexible Rebalance Total to determine where any adjustments need to be made. In the example below, adjustments will need to be made to the Select Investment Options to bring the total percentage up to 38% and the Flexible Investment Options down to 62%, per the result from Table 1.

Table 2

Investment Option Allocations:	Initial Premium Allocations	Initial Premium Percentages	Pre-Adjusted Rebalancing Percentages
Stable Account	$20,000	20%	N/A
Select Investment Option Fund A	$13,000	13%	16%
Select Investment Option Fund B	$13,000	13%	16%
Select Investment Option Fund C	$4,000	4%	5%
Total Select Investment Options	$30,000	30%	37%
Flexible Investment Option Fund A	$14,000	14%	18%
Flexible Investment Option Fund B	$14,000	14%	18%
Flexible Investment Option Fund C	$22,000	22%	28%
Total Flexible Investment Options	$50,000	50%	64%

Total Investments	$100,000	100%	101%

To get the total Select Investment Options rebalancing percent to equal 38%, we must add 1% to one of the funds. Any adjustments will first be made equally to the fund(s) with the greatest allocation. If there are multiple funds with the greatest allocation and the adjustments cannot be divided equally, we will adjust in alphabetical order the fund(s) with the greatest allocation. In the example below, we made the adjustment to the Select Invesment Option Fund A.

To get the total Flexible Investment Options rebalancing percent to 62%, we must subtract 2% from one or more funds. Since there is only one fund with the greatest allocation, we have made the adjustment to the Flexible Investment Option Fund C.

Table 3

Investment Option Allocations:	Pre-Adjusted Rebalancing Percentages	Rebalancing Percentages
Stable Account	N/A	N/A
Select Investment Option Fund A	16%	17%
Select Investment Option Fund B	16%	16%
Select Investment Option Fund C	5%	5%
Total Select Investment Options	37%	38%
Flexible Investment Option Fund A	18%	18%
Flexible Investment Option Fund B	18%	18%
Flexible Investment Option Fund C	28%	26%
Total Flexible Investment Options	64%	62%

Total Investments	101%	100%

Example 2: Calculation for first quarter Rebalance:

At the end of the first Rider Quarter, assume that the investment options have the following values:

Table 4

Investment Option Allocations:	Allocation Amounts Prior to Rebalance	Allocation Percentage of Rebalancing Funds Prior to Rebalance
Stable Account	$20,050	N/A
Select Investment Option Fund A	$13,090	17%
Select Investment Option Fund B	$11,550	15%
Select Investment Option Fund C	$3,850	5%
Total Select Investment Options	$28,490	37%
Flexible Investment Option Fund A	$13,090	17%
Flexible Investment Option Fund B	$14,630	19%
Flexible Investment Option Fund C	$20,790	27%
Total Flexible Investment Options	$48,510	63%

Total Investments	$97,050	100%

ICC16 RGMB510616(IS)	(A-2)	(Income-Single)

APPENDIX

The result of the Rebalance back to the rebalancing percentages from Table 3 is:

Table 5

Investment Option Allocations:	Allocation Amounts After Rebalancing	Allocation Percentage of Rebalancing Funds After Rebalance	Allocation Percentage of Policy Value After Rebalance
Stable Account	$20,050	N/A	21%
Select Investment Option Fund A	$13,090	17%	13%
Select Investment Option Fund B	$12,320	16%	13%
Select Investment Option Fund C	$3,850	5%	4%
Total Select Investment Options	$29,260	38%	30%
Flexible Investment Option Fund A	$13,860	18%	14%
Flexible Investment Option Fund B	$13,860	18%	14%
Flexible Investment Option Fund C	$20,020	26%	21%
Total Flexible Investment Options	$47,740	62%	49%

Total Investments	$97,050	100%	100%

This rebalancing process will continue on a quarterly basis while this rider is in force.

Rider Fee Calculation Examples

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is Withdrawal Base

2)	is rider fee percentage

3)	is number of days in the Rider Quarter divided by the number of days within the applicable Rider Year

The fee adjustment for additional Premium Payments and Excess Withdrawals is calculated as follows: Multiply (1) by (2) by (3), where:

1)	is Withdrawal Base change (i.e. Withdrawal Base after the transaction minus the Withdrawal Base before the transaction)

2)	is rider fee percentage

3)	is number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year

The following two examples use assumed fees and values. The assumed Rider Year is not a leap year.

Example 1: Calculation at rider issue for first quarter fee assuming an initial Withdrawal Base of $100,000 and an initial fee percentage of 1.50%.

= 100,000 * 0.0150 * (91/365)

= 1,500 * (91/365)

= $373.97

Example 2: Calculation for first quarter fee assuming initial Withdrawal Base from Example 1 above, plus adjustment for additional Premium Payment of $10,000 made with 20 days remaining in the first Rider Quarter. The Withdrawal Base change and total transaction amount equal $10,000.

Fee adjustment as follows:

= 10,000 * 0.0150 * (20/365)

= 150 * (20/365)

= $8.22

ICC16 RGMB510616(IS)	(A-3)	(Income-Single)

APPENDIX

Rider Fee Calculation Examples continued

Total fee assessed at end of first Rider Quarter (assuming no further Rider Fee adjustments):

= 8.22 + 373.97

= $382.19

The following two examples use assumed fees and values. The assumed Rider Year is not a leap year.

Example 3: Calculation for second quarter fee at beginning of second Rider Quarter, assuming Withdrawal Base of $110,000 and a fee percentage of 1.50%.

= 110,000 * 0.0150 * (91/365)

= 1,650 * (91/365)

= $411.37

Example 4: Calculation for second quarter fee assuming beginning values as in Example 3 above, plus adjustment for Gross Partial Withdrawal of $10,000 taken with 40 days remaining in the second Rider Quarter. Assumes withdrawal percentage of 5%, Policy Value of $93,500 prior to the transaction and change in Withdrawal Base as follows:

Rider Withdrawal Amount (RWA) = Withdrawal Base * Withdrawal Percentage = $110,000 * .05 = $5,500

Excess Withdrawal = Difference between Gross Partial Withdrawal and RWA = $10,000 - $5,500 = $4,500

Withdrawal Base Adjustment = Max (Excess Withdrawal, Excess Withdrawal * Withdrawal Base prior to withdrawal / Policy Value after RWA has been withdrawn but before Excess Withdrawal) = Max [$4,500, $4,500 * $110,000 / ($93,500-$5,500)] = Max ($4,500, $5,625) = $5,625

Fee adjustment as follows:

= -5,625 * 0.0150 * (40/365)

= -84.38 * (40/365)

= $-9.25

Total fee assessed at end of second Rider Quarter (assuming no further Rider Fee adjustments):

= 411.37 – 9.25

= $402.12

The new Withdrawal Base = $110,000 - $5,625 = $104,375

ICC16 RGMB510616(IS)	(A-4)	(Income-Single)

[TRANSAMERICA INCOME EDGE] RIDER

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the policy to which it is attached. All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

The purpose of this guaranteed living benefit provided under this annuity rider is to provide security through a stream of income payments to the Owner. The guaranteed living benefit rider will terminate upon assignment or change in ownership of the policy unless the new assignee or Owner meets the qualifications specified in Article III on page 4 of this rider.

You may cancel this rider before midnight of the thirtieth calendar day after You receive it and no Rider Fees will be assessed. Upon cancellation, all Policy Value in the Stable Account will be transferred to the Money Market Subaccount available in Your policy.

RIDER DATA SPECIFICATION

*	The initial rider fee percentage is for the life of the rider, provided there are no automatic step-ups. When an automatic step-up occurs, the rider fee percentage will never be increased by more than [0.75%] greater than the initial rider fee percentage shown above. Therefore, the maximum rider fee percentage will never be greater than the initial rider fee percentage, plus [0.75%].

Guaranteed Lifetime Withdrawal Benefit: The withdrawal percentage is used to determine the Rider Withdrawal Amount as described in Article III of this rider. The withdrawal percentages are shown in the table below.

Withdrawal Percentage

ICC16 RGMB510616(IJ)	(1)	(Income-Joint)

ARTICLE I

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in Your policy.

Excess Withdrawal

The excess of a Gross Partial Withdrawal over the Rider Withdrawal Amount remaining prior to the withdrawal, if any.

Flexible Investment Options

A designated group of Investment Options identified by us to which You must allocate a portion of Your Premium Payments and Policy Value as shown in the Rider Data Specification section and as described in Article II. You will be notified if there are changes made to the Investment Options within the designated group.

Gross Partial Withdrawal

The amount which will be deducted from Your Policy Value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The fees charged for the benefits under this rider.

Rider Quarter

Each successive three-month period beginning on the rider date.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each Rider Year without causing an Excess Withdrawal under the terms of this rider and thus reducing the Withdrawal Base. This amount will change if the Withdrawal Base or Withdrawal Percentage changes.

Rider Year

Each twelve-month period following the rider date.

Stable Account

The Stable Account is a Fixed Account Option under Your policy, only available if You elect this rider, to which You must allocate a portion of Your Premium Payments and Policy Value shown in the Rider Data Specification section. Allocations applied to the Stable Account will be credited interest based on a fixed rate. The interest rates will be credited for increments of at least one year measured from each Premium Payment date and will automatically renew and remain in the Stable Account. These rates will never be less than the Guaranteed Minimum Effective Annual Interest Rate shown in the Rider Data Specification section. Withdrawals, Surrenders, or Transfers (upon termination) from the Stable Account will not be subject to an Excess Interest Adjustment.

Select Investment Options

A designated group of Investment Options identified by us to which You must allocate a portion of Your Premium Payments and Policy Value shown in the Rider Data Specification section and as described in Article II. You will be notified if there are changes made to the Investment Options within the designated group.

Withdrawal Base

The amount used to calculate the Rider Withdrawal Amount and the Rider Fee. This amount cannot be taken as a Surrender and is not payable as a death benefit.

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ARTICLE II

REQUIRED ALLOCATIONS

If You elect this rider, a certain percentage of Your Policy Value on the rider date must be allocated to the Stable Account, the Select Investment Options and the Flexible Investment Options, as specified for premiums in the Required Allocations shown on page 1, in the Rider Data Specification section. Any transfers to and from the Select Investment Options and Flexible Investment Options will be validated using the prior day’s Policy Values to ensure compliance as specified for rebalancing in the Required Allocations shown on page 1, in the Rider Data Specification section, at the time of the request. Changes in Policy Values due to market movements on other dates will not be treated as a violation of the Required Allocations. After the rider date, the allocation of all Premium Payments made (and any Premium Enhancements, if applicable to Your policy) must also comply with the Required Allocations, so long as this rider is effective.

Transfers to and from the Stable Account are not permitted. Withdrawals from the Stable Account are not permitted until all other Investment Options are depleted of value. Withdrawals from the Flexible Investment Options and Select Investment Options will be deducted on a pro-rata basis. If You do not wish to maintain the Required Allocations shown on page 1, in the Rider Data Specification section, this rider must be terminated, subject to the restrictions and requirements as described in Article IV, prior to making any transfer.

Enrollment in Dollar Cost Averaging is not available while this rider is in effect.

REBALANCING

While this rider is effective, quarterly Rebalancing is required and will take place at the end of each successive Rider Quarter on the same date Your Rider Fee is deducted. If the day Rebalancing takes place is not a Market Day, the value of accumulation units redeemed or purchased due to Rebalancing will be determined as of the next Market Day. We will automatically transfer amounts among Subaccounts according to the most recent rebalancing allocation instructions on file that comply with the Required Allocations for Rebalancing as shown on page 1, in the Rider Data Specification section. On the rider date, Your rebalancing allocation instructions will be established by applying a ratio of Your current investment allocation instructions for new premium. Because the Stable Account is not included in the quarterly rebalancing process and whole percentages are required, it may be necessary for the company to make adjustments (positive or negative) to the calculated rebalance allocation percentages to accommodate for rounding to the nearest whole percent. Adjustments needed will be applied to the Select Investment Options and Flexible Investment Options individually to ensure the requirements for each designated group are met. Any adjustments will first be made to the Subaccount with the greatest percentage allocation. If more than one Subaccount has the greatest percentage allocation, the adjustment will be divided equally among those Subaccounts with the greatest percentage allocation. If the adjustment cannot be divided equally, we will make adjustments in alphabetical order to the Subaccount(s) with the greatest percentage allocation. You will be notified in writing of the calculated rebalance allocation percentages prior to the first quarter Rebalancing. You may request changes to Your rebalancing allocation instructions while this rider remains effective as long as they comply with the required rebalance allocations. Rebalancing will not cease upon the request of any transfer.

Please see the Appendix attached to this rider which illustrates the initial calculation of rebalancing allocation percentages as well as the rebalancing process.

RIDER FEE

The Rider Fee is deducted at the end of each successive Rider Quarter, on the same day of the month as the rider date. If a day does not exist in a given month, the first day of the following month will be used. If a Rider Fee is deducted from the Separate Account on a day which is not a Market Day, the value of accumulation units redeemed will be determined as of the next Market Day. The Rider Fee is calculated and stored at issue and at each subsequent Rider Quarter for the upcoming quarter. It will be deducted automatically from Flexible Investment Options and Select Investment Options, on a pro rata basis at the end of each Rider Quarter. After those Investment Options are depleted of value, the Rider Fee will be deducted from the Stable Account. The initial rider fee percentage is shown and the maximum rider fee percentage is described on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first Rider Year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. If this rider is terminated prior to the end of a Rider Quarter, a portion of the Rider Fee will also be deducted based on the number of days that have elapsed since the end of the previous Rider Quarter.

The quarterly Rider Fee is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is Withdrawal Base;

2)	is rider fee percentage;

3)	is number of days in the Rider Quarter divided by the number of days within the applicable Rider Year.

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ARTICLE II CONTINUED

The stored fee will be adjusted if the Withdrawal Base is adjusted during the Rider Quarter. The fee adjustments are calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the change in Withdrawal Base;

2)	is rider fee percentage;

3)	is number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

Please see the Appendix attached to this rider which illustrates how the Rider Fee is calculated.

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that You can receive up to the Rider Withdrawal Amount each Rider Year, regardless of the Policy Value, (first as withdrawals from Your Policy Value and, if necessary, as payments from us) until the Annuitant’s or the Annuitant’s spouse’s death, whichever is later. The Annuitant’s spouse as of the rider date is hereafter referred to as the Annuitant’s spouse. As it pertains to the benefits of this rider, the Annuitant’s spouse cannot be changed. The Annuitant’s spouse must be the sole primary beneficiary and/or a joint Owner on the policy to which this rider is attached. The only living Owners allowed on the policy to which this rider is attached are the Annuitant and the Annuitant’s spouse. This rider requires the Annuitant to also be an Owner, except in the case of non-natural Owners. Such non-natural Owners must be established for the benefit of the Annuitant. Once this rider is issued the Annuitant cannot be changed, except when the underlying Individual Retirement Annuity (IRA) policy is transferred pursuant to a divorce, or a surviving spouse continues the policy pursuant to the Continuation provision in Article IV. In the event of a divorce, this rider will continue during the life of the Annuitant provided the Annuitant remains an Owner. Upon divorce, the Annuitant and former spouse may also mutually agree to remove the former spouse as joint Owner or primary beneficiary and by doing so will forfeit any benefits for the former spouse.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value equals zero, You cannot make subsequent Premium Payments and all other policy features, benefits and guarantees are no longer available. Also, if the Policy Value equals zero and the rider remains inforce, we will, unless instructed otherwise, make payments using the current payment instructions on file with us equal to the Rider Withdrawal Amount divided by the frequency of payments. If the younger of the Annuitant or Annuitant’s spouse has attained the minimum benefit age and a systematic payout option is not active at the time the Policy Value equals zero, a monthly payment will begin. If the minimum benefit age has not been attained, the monthly payment will begin on the Rider Anniversary following the attainment of the minimum benefit age. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed. Furthermore, any remaining Minimum Required Cash Value will be paid on the later of the Annuitant’s or Annuitant’s spouse’s death. We have the right to require satisfactory evidence a person is alive if payment is based on that person being alive.

While this rider is in-force, we will not invoke the Involuntary Cashout provision of the policy to which this rider is attached if this rider has a Withdrawal Base of $2,000 or greater.

WITHDRAWAL PERCENTAGE

The Withdrawal Percentage is used to calculate the Rider Withdrawal Amount. The percentage is determined using the number of Rider Years and the attained age (age at last birthday) of the younger of the living spouses at the time of the first withdrawal of any amount from the Policy Value taken on or after the Rider Anniversary following the younger of the living spouse’s attainment of the minimum benefit age. Once the Withdrawal Percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the Withdrawal Percentage will be reset based on using the number of Rider Years and the attained age of the younger of the living spouses at the time of the automatic step-up. The Withdrawal Percentages are shown in the table in the Rider Data Specification section.

If the younger of the Annuitant and the Annuitant’s spouse is not yet the minimum benefit age on the rider date, the Withdrawal Percentage will be zero until the Rider Anniversary following the younger of the living spouse’s birthday in which they attain the minimum benefit age. Withdrawals prior to age 59 1/2 may be subject to the IRS 10% early withdrawal penalty.

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ARTICLE III CONTINUED

RIDER WITHDRAWAL AMOUNT

The Rider Withdrawal Amount will be equal to the greater of:

1)	The withdrawal percentage multiplied by the Withdrawal Base; or

2)	An amount equal to the minimum required distribution amount, if any. The minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the Annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living Annuitant or the Annuitant’s spouse if the Annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current Rider Year. Amounts carried over from past Rider Years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a Rider Withdrawal Amount.

If You withdraw less than the Rider Withdrawal Amount in a Rider Year, the unused portion cannot be carried over to the next Rider Year.

Surrender charges may apply if Your Rider Withdrawal Amount exceeds Your surrender charge-free amount.

WITHDRAWAL BASE

The Withdrawal Base is used to calculate the Rider Withdrawal Amount and the Rider Fee. On the rider date, the Withdrawal Base is equal to the Policy Value (less any premium enhancements, if applicable to Your policy, if the rider is added in the first Policy Year). During any Rider Year, the Withdrawal Base is increased by subsequent Premium Payments (not including premium enhancements, if applicable to Your policy), and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Withdrawal Base will be set to the greater of:

1)	The current Withdrawal Base; or

2)	The Policy Value on the Rider Anniversary.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up if the Withdrawal Base is equal to the Policy Value on the Rider Anniversary. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The rider fee percentage and withdrawal percentage may be changed due to an automatic step-up. Beginning with the [first] Rider Anniversary, the rider fee percentage may be increased if there is an automatic step-up, but will not exceed the maximum rider fee percentage described in the Rider Data Specification section.

You have the right to reject an automatic step-up within [30] days following a Rider Anniversary, if the rider fee percentage increases. If You reject an automatic step-up, You must notify us in a manner which is acceptable to us, however You are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed upon rejection. Any increase in the rider fee percentage or withdrawal percentage will also be reversed.

WITHDRAWAL BASE ADJUSTMENTS

Gross Partial Withdrawals, taken in a Rider Year, less than or equal to the Rider Withdrawal Amount will not reduce the Withdrawal Base. Excess Withdrawals will reduce the Withdrawal Base by the Withdrawal Base Adjustment which may be more than the dollar amount of the Excess Withdrawal. The Withdrawal Base Adjustment is the greater of 1) and 2), where:

1)	is the Excess Withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the Excess Withdrawal amount;

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ARTICLE III CONTINUED

B)	is the Withdrawal Base prior to the Excess Withdrawal; and

C)	is the Policy Value after the Rider Withdrawal Amount has been withdrawn, but prior to the withdrawal of the Excess Withdrawal amount.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the Annuitant or Annuitant’s spouse being alive at the time of withdrawal and the amount of the benefit depends on the issue age of the Annuitant and Annuitant’s spouse. Proof of survival and the issue ages may be required by the Company

If the younger of the spouses’ ages has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. If withdrawals under the provisions of this rider have already commenced and the misstatement caused the Rider Withdrawal Amount to be overstated, any withdrawal in excess of the correct Rider Withdrawal Amount will be considered an Excess Withdrawal and will impact the Withdrawal Base and Rider Withdrawal Amount. If overpayments occurred when the sum of the accumulated values in all the Investment Options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

However, if this rider would not have been issued had the age not been misstated, You will lose all of the benefits provided by this rider and any fees charged for this rider will be returned. Your current Policy Value will be re-allocated to Your current investment allocations for the Select Investment Options and Flexible Investment Options, if any, as of the date we are notified of the misstatement of age.

ARTICLE IV

CONTINUATION

In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is not the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues with the same rider values if the policy to which this rider is attached is continued until the death of the surviving spouse. In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues with the same rider values if the policy to which this rider is attached is continued until the death of the surviving spouse.

In the case of a single Owner where the spouse is the sole primary beneficiary and on the death of the Owner the spouse continues the policy to which this rider is attached, the rider continues with the same rider values.

ANNUITIZATION

On the maximum Annuity Commencement Date, as described in Your policy, You will have the option to receive lifetime income payments each year that are no less than Your Rider Withdrawal Amount.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	a change in ownership or assignment which violates the Owner and Annuitant relationship requirements as set forth in Article III;

3)	prior to Your Policy Value reaching zero, the date we receive, in Good Order, required information to process death claim upon the later of Annuitant’s or Annuitant’s spouse’s death;

4)	on or after Your Policy Value equals zero, and the later of the Annuitant’s or Annuitant’s Spouse’s date of death;

5)	the date You elect to receive annuity payments under Your policy; and

6)	the date You notify us in writing of Your intention to terminate this rider (this date must be within [30] days after the [fifth] Rider Anniversary or any [fifth] Rider Anniversary thereafter).

Termination of the rider will result in the loss of all benefits provided by the rider. After termination, Rider Fees will no longer be assessed and rebalancing will be stopped. Upon termination, all Policy Value in the Stable Account will be transferred to the Money Market Subaccount available in Your policy and no additional Premium Payments will be allowed into the Stable Account.

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ARTICLE IV CONTINUED

REPORTS TO OWNER

We will give You a report at least once each Policy Year. Before You are eligible to receive the Rider Withdrawal Amount, the report will direct You to contact the Company for information regarding Your Rider Withdrawal Amount. After You are eligible for Your Rider Withdrawal Amount, this amount will be included in the report.

Signed for us at our home office.

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APPENDIX

The following demonstrates, on a purely hypothetical basis, the rebalancing mechanics and quarterly fee calculations of this guaranteed lifetime withdrawal benefit. The investment restrictions, rider fee percentages, and withdrawal percentages for Your rider may vary from the percentages used below.

Rebalancing Examples

The following examples assume the initial premium allocations listed in the table below, which we assume satisfy the premium investment requirements.

Investment Option Allocations:	Initial Premium Allocations	Initial Premium Allocation Percentages
Stable Account	$20,000	20%
Select Investment Option Fund A	$13,000	13%
Select Investment Option Fund B	$13,000	13%
Select Investment Option Fund C	$4,000	4%
Total Select Investment Options	$30,000	30%
Flexible Investment Option Fund A	$14,000	14%
Flexible Investment Option Fund B	$14,000	14%
Flexible Investment Option Fund C	$22,000	22%
Total Flexible Investment Options	$50,000	50%

Total Investments	$100,000	100%

Example 1: Calculation at rider issue for the rebalance allocations:

The Stable Account portion of the Policy Value is not included in the quarterly Rebalance, therefore the rebalancing allocation percentages are calculated by multiplying the initial premium allocation percentages for the Select Investment Options and Flexible Investment Options by a ratio. The ratio is calculated by taking 100%, divided by 100% less the Stable Account premium allocation percentage. The ratio for this example would be 100% / (100% - 20%) = 1.25.

Investment Option Allocations:	Initial Premium Allocations	Initial Premium Percentages	Unrounded Rebalancing Percentages
Stable Account	$20,000	20%	N/A
Total Select Investment Options	$30,000	30%	37.5%
Total Flexible Investment Options	$50,000	50%	62.5%

Total Investments	$100,000	100%	100.0%

Whole percentages are required for the rebalancing percentages and must sum up to equal 100%. To satisfy this requirement and ensure the rebalance allocation requirement is met for each of the investment options, the sum of the Select Investment Options rebalancing percentage is rounded to the nearest whole percent (hereafter referred to as Select Rebalance Total) but no less than the minimum allocation for rebalance. The Select Rebalance Total is deducted from 100% to get the total Flexible Investment Options rebalancing percentage (hereafter referred to as Flexible Rebalance Total). The Select Rebalance Total and Flexible Rebalance Total percentages are the end result which will be achieved by the quarterly Rebalance.

Table 1

Investment Option Allocations:	Unrounded Rebalancing Percentages	Rounded Rebalancing Percentages
Stable Account	N/A	N/A
Total Select Investment Options	37.5%	38%
Total Flexible Investment Options	62.5%	62%

Total Investments	100.0%	100%

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APPENDIX

We apply the same ratio and rounding to each individual investment option chosen and sum up the total Select and total Flexible Investment Options separately. The totals are compared to Select Rebalance Total and Flexible Rebalance Total to determine where any adjustments need to be made. In the example below, adjustments will need to be made to the Select Investment Options to bring the total percentage up to 38% and the Flexible Investment Options down to 62%, per the result from Table 1.

Table 2

Investment Option Allocations:	Initial Premium Allocations	Initial Premium Percentages	Pre-Adjusted Rebalancing Percentages
Stable Account	$20,000	20%	N/A
Select Investment Option Fund A	$13,000	13%	16%
Select Investment Option Fund B	$13,000	13%	16%
Select Investment Option Fund C	$4,000	4%	5%
Total Select Investment Options	$30,000	30%	37%
Flexible Investment Option Fund A	$14,000	14%	18%
Flexible Investment Option Fund B	$14,000	14%	18%
Flexible Investment Option Fund C	$22,000	22%	28%
Total Flexible Investment Options	$50,000	50%	64%

Total Investments	$100,000	100%	101%

To get the total Select Investment Options rebalancing percent to equal 38%, we must add 1% to one of the funds. Any adjustments will first be made equally to the fund(s) with the greatest allocation. If there are multiple funds with the greatest allocation and the adjustments cannot be divided equally, we will adjust in alphabetical order the fund(s) with the greatest allocation. In the example below, we made the adjustment to the Select Invesment Option Fund A.

To get the total Flexible Investment Options rebalancing percent to 62%, we must subtract 2% from one or more funds. Since there is only one fund with the greatest allocation, we have made the adjustment to the Flexible Investment Option Fund C.

Table 3

Investment Option Allocations:	Pre-Adjusted Rebalancing Percentages	Rebalancing Percentages
Stable Account	N/A	N/A
Select Investment Option Fund A	16%	17%
Select Investment Option Fund B	16%	16%
Select Investment Option Fund C	5%	5%
Total Select Investment Options	37%	38%
Flexible Investment Option Fund A	18%	18%
Flexible Investment Option Fund B	18%	18%
Flexible Investment Option Fund C	28%	26%
Total Flexible Investment Options	64%	62%

Total Investments	101%	100%

Example 2: Calculation for first quarter Rebalance:

At the end of the first Rider Quarter, assume that the investment options have the following values:

Table 4

Investment Option Allocations:	Allocation Amounts Prior to Rebalance	Allocation Percentage of Rebalancing Funds Prior to Rebalance
Stable Account	$20,050	N/A
Select Investment Option Fund A	$13,090	17%
Select Investment Option Fund B	$11,550	15%
Select Investment Option Fund C	$3,850	5%
Total Select Investment Options	$28,490	37%
Flexible Investment Option Fund A	$13,090	17%
Flexible Investment Option Fund B	$14,630	19%
Flexible Investment Option Fund C	$20,790	27%
Total Flexible Investment Options	$48,510	63%

Total Investments	$97,050	100%

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APPENDIX

The result of the Rebalance back to the rebalancing percentages from Table 3 is:

Table 5

Investment Option Allocations:	Allocation Amounts After Rebalancing	Allocation Percentage of Rebalancing Funds After Rebalance	Allocation Percentage of Policy Value After Rebalance
Stable Account	$20,050	N/A	21%
Select Investment Option Fund A	$13,090	17%	13%
Select Investment Option Fund B	$12,320	16%	13%
Select Investment Option Fund C	$3,850	5%	4%
Total Select Investment Options	$29,260	38%	30%
Flexible Investment Option Fund A	$13,860	18%	14%
Flexible Investment Option Fund B	$13,860	18%	14%
Flexible Investment Option Fund C	$20,020	26%	21%
Total Flexible Investment Options	$47,740	62%	49%

Total Investments	$97,050	100%	100%

This rebalancing process will continue on a quarterly basis while this rider is in force.

Rider Fee Calculation Examples

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is Withdrawal Base

2)	is rider fee percentage

3)	is number of days in the Rider Quarter divided by the number of days within the applicable Rider Year

The fee adjustment for additional Premium Payments and Excess Withdrawals is calculated as follows: Multiply (1) by (2) by (3), where:

1)	is Withdrawal Base change (i.e. Withdrawal Base after the transaction minus the Withdrawal Base before the transaction)

2)	is rider fee percentage

3)	is number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year

The following two examples use assumed fees and values. The assumed Rider Year is not a leap year.

Example 1: Calculation at rider issue for first quarter fee assuming an initial Withdrawal Base of $100,000 and an initial fee percentage of 1.50%.

= 100,000 * 0.0150 * (91/365)

= 1,500 * (91/365)

= $373.97

Example 2: Calculation for first quarter fee assuming initial Withdrawal Base from Example 1 above, plus adjustment for additional Premium Payment of $10,000 made with 20 days remaining in the first Rider Quarter. The Withdrawal Base change and total transaction amount equal $10,000.

Fee adjustment as follows:

= 10,000 * 0.0150 * (20/365)

= 150 * (20/365)

= $8.22

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APPENDIX

Rider Fee Calculation Examples continued

Total fee assessed at end of first Rider Quarter (assuming no further Rider Fee adjustments):

= 8.22 + 373.97

= $382.19

The following two examples use assumed fees and values. The assumed Rider Year is not a leap year.

Example 3: Calculation for second quarter fee at beginning of second Rider Quarter, assuming Withdrawal Base of $110,000 and a fee percentage of 1.50%.

= 110,000 * 0.0150 * (91/365)

= 1,650 * (91/365)

= $411.37

Example 4: Calculation for second quarter fee assuming beginning values as in Example 3 above, plus adjustment for Gross Partial Withdrawal of $10,000 taken with 40 days remaining in the second Rider Quarter. Assumes withdrawal percentage of 5%, Policy Value of $93,500 prior to the transaction and change in Withdrawal Base as follows:

Rider Withdrawal Amount (RWA) = Withdrawal Base * Withdrawal Percentage = $110,000 * .05 = $5,500

Excess Withdrawal = Difference between Gross Partial Withdrawal and RWA = $10,000 - $5,500 = $4,500

Withdrawal Base Adjustment = Max (Excess Withdrawal, Excess Withdrawal * Withdrawal Base prior to withdrawal / Policy Value after RWA has been withdrawn but before Excess Withdrawal) = Max [$4,500, $4,500 * $110,000 / ($93,500-$5,500)] = Max

($4,500, $5,625) = $5,625

Fee adjustment as follows:

= -5,625 * 0.0150 * (40/365)

= -84.38 * (40/365)

= $-9.25

Total fee assessed at end of second Rider Quarter (assuming no further Rider Fee adjustments):

= 411.37 – 9.25

= $402.12

The new Withdrawal Base = $110,000 - $5,625 = $104,375

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